Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	SVP, Treasurer		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $18.0 MILLION
FIRST QUARTER EARNINGS AND INCREASES CASH DIVIDEND

•Net income of $18.0 million, or $0.64 per diluted share for the first quarter.

•ROA of 1.07% and ROE of 13.07% for the first quarter.

•Total loans of $5.14 billion increased by $173.7 million, or 3.5% from the fourth quarter of 2020, primarily due to an increase in PPP loans of $181.4 million.

•Loans on forbearance or deferral totaled $39.5 million, or less than 1% of total loans at March 31, 2021, and declined 67.1% from the fourth quarter of 2020.

•Nonperforming assets totaled $7.2 million or 0.10% of total assets.

•Total deposits of $6.21 billion increased by $412.8 million, or 7.1% from the fourth quarter of 2020.

•Cost of average total deposits of 0.06% in the first quarter declined by 3 basis points from the fourth quarter of 2020.

•Board of Directors increased quarterly cash dividend by 4.3% to $0.24 per share.

HONOLULU, HI, April 28, 2021 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank"), today reported net income in the first quarter of 2021 of $18.0 million, or fully diluted earnings per share ("EPS") of $0.64, compared to net income in the first quarter of 2020 of $8.3 million, or EPS of $0.29, and net income in the fourth quarter of 2020 of $12.2 million, or EPS of $0.43.

“Central Pacific Financial Corp.'s first quarter 2021 results are the highest quarterly pre-tax income we have reported since 2007. With this strong start to 2021, combined with the Hawaii economy continuing to recover, we are pleased to announce an increase to our quarterly cash dividend," said Paul Yonamine, Chairman and Chief Executive Officer. "We believe our RISE2020

Central Pacific Financial Corp. Reports $18.0 Million First Quarter Earnings and Increases Cash Dividend

investments have positioned us well, and we remain highly committed to continuing to deliver results and achievement of our financial targets.”

"In the first quarter, we continued to provide significant support for small businesses with the origination of over 3,600 Paycheck Protection Program ("PPP") loans totaling over $290 million," said Catherine Ngo, President. "At the same time, we have maintained solid liquidity, capital and asset quality positions."

On April 27, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common shares. This represents a 4.3% increase from the dividend paid of $0.23 per share in the first quarter of 2021 and will be payable on June 15, 2021 to shareholders of record at the close of business on May 28, 2021. On January 26, 2021, the Company's Board of Directors approved a new share repurchase authorization of up to $25 million of its common stock. The Company did not repurchase any shares during the first quarter of 2021.

Earnings Highlights
Net interest income for the first quarter of 2021 was $49.8 million, compared to $47.8 million in the year-ago quarter and $51.5 million in the previous quarter. Net interest margin for the first quarter of 2021 was 3.19%, compared to 3.43% in the year-ago quarter and 3.32% in the previous quarter. The sequential quarter decrease in net interest income and net interest margin is primarily due to a decrease in net interest income and net loan fees on PPP loans, combined with decreases in yields earned on the Company's loan and investment securities portfolios. Net interest income for the first quarter of 2021 included $5.2 million in net interest income and net loan fees on PPP loans, which are accreted into income over the term of the loans and accelerated when the loans are forgiven or paid-off, compared to $6.3 million in the previous quarter. During the first quarter, approximately $100.6 million in PPP loans were forgiven which resulted in the immediate recognition of $2.4 million in net loan fees, compared to approximately $118.9 million in PPP loans which were forgiven in the previous quarter and resulted in the immediate recognition of $3.0 million in net loan fees. Net deferred fees on PPP loans totaled $20.3 million and $9.6 million at March 31, 2021 and December 31, 2020, respectively. Additional information on average balances, interest income and expenses and yields and rates is presented in Table 5.

Other operating income for the first quarter of 2021 totaled $10.7 million, compared to $8.9 million in the year-ago quarter and $14.1 million in the previous quarter. The decrease in other operating income from the previous quarter was primarily due to the lower mortgage banking income of $2.5 million, combined with lower income from bank-owned life insurance of $0.4 million. Additional information on other operating income is presented in Tables 3 and 4.

Other operating expense for the first quarter of 2021 totaled $37.8 million, compared to $34.4 million in the year-ago quarter and $44.7 million in the previous quarter. Other operating expense in the previous quarter was elevated due to $5.9 million in nonrecurring expenses, which included: employee incentives and other benefit programs of $2.0 million, branch consolidation costs of $1.3 million, litigation settlements of $0.8 million, Federal Home Loan Bank ("FHLB") advance prepayment fee $0.7 million, loss on disposal of fixed assets of $0.6 million and other nonrecurring expenses totaling $0.5 million. In addition, in the first quarter of 2021 the Company deferred $0.8 million in salaries and employee benefits related to the origination of PPP loans. These decreases in other operating expense from the previous quarter were partially offset by higher advertising expense of $0.9 million in the first quarter of 2021. Additional information on other operating expense is presented in Tables 3 and 4.

The efficiency ratio for the first quarter of 2021 was 62.54%, compared to 60.73% in the year-ago quarter and 68.20% in the previous quarter. The decrease in the efficiency ratio from the previous quarter was primarily due to the aforementioned nonrecurring items in other operating expense recorded in the previous quarter.

In the first quarter of 2021, the Company recorded income tax expense of $5.5 million, compared to $2.8 million in the year-ago quarter and $3.8 million in the previous quarter. The effective tax rate for the first quarter of 2021 was 23.2%, compared to 25.3% in the year-ago quarter and 23.7% in the previous quarter.

Balance Sheet Highlights
Total assets at March 31, 2021 of $6.98 billion increased by $870.7 million, or 14.3% from March 31, 2020, and increased by $384.7 million, or 5.8% from December 31, 2020.

Total loans at March 31, 2021 of $5.14 billion increased by $625.9 million, or 13.9% from March 31, 2020, and increased by $173.7 million, or 3.5% from December 31, 2020. The sequential quarter increase in total loans was primarily due to increases in PPP loans of $181.4 million, construction loans of $12.6 million, home equity loans of $8.2 million and commercial mortgage loans of $8.0 million, partially offset by decreases in other commercial loans of $30.9 million. Excluding PPP loans, total loans decreased slightly by $7.7 million, or 0.2% from the previous quarter. In the first quarter of 2021, the Company originated $292.7

Central Pacific Financial Corp. Reports $18.0 Million First Quarter Earnings and Increases Cash Dividend

million in PPP loans, which were offset by paydowns of PPP loans totaling $100.6 million. Loans by geographic distribution are summarized in Table 6.

Total deposits at March 31, 2021 of $6.21 billion increased by $1.07 billion, or 20.9% from March 31, 2020, and increased by $412.8 million, or 7.1% from December 31, 2020. The sequential quarter increase in total deposits was primarily attributable to the deposit of PPP funds and other government stimulus, and included increases in noninterest-bearing demand deposits of $280.2 million, interest-bearing demand deposits of $62.7 million, and savings and money market deposits of $72.3 million. These increases were offset by a decrease in total time deposits of $2.3 million. Core deposits, which include demand deposits, savings and money market deposits, and time deposits up to $250,000, totaled $5.55 billion at March 31, 2021. This represents an increase of $1.14 billion, or 25.9% from March 31, 2020, and an increase of $410.3 million, or 8.0% from December 31, 2020. The Company's loan-to-deposit ratio was 82.8% at March 31, 2021, compared to 87.9% at March 31, 2020 and 85.7% at December 31, 2020. Deposit balances are summarized in Table 7.

Asset Quality
Nonperforming assets at March 31, 2021 totaled $7.2 million, or 0.10% of total assets, compared to $3.6 million, or 0.06% of total assets at March 31, 2020, and $6.2 million, or 0.09% of total assets at December 31, 2020.

Loans delinquent for 90 days or more still accruing interest totaled $4.8 million at March 31, 2021, compared to $1.6 million and $0.8 million at March 31, 2020 and December 31, 2020, respectively. Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Loans on payment forbearance or deferrals granted to borrowers impacted by the COVID-19 pandemic declined significantly to $39.5 million or 0.8% of the total loan portfolio (or 0.9% excluding PPP loans), as of March 31, 2021, compared to $120.2 million or 2.4% of the total loan portfolio (or 2.6% excluding PPP loans), as of December 31, 2020. Additional information on loans on payment forbearance or deferrals is presented in Table 10.

Net charge-offs in the first quarter of 2021 totaled $0.7 million, compared to net charge-offs of $1.2 million in the year-ago quarter, and net charge-offs of $1.8 million in the previous quarter.

In the first quarter of 2021, the Company recorded a credit to the provision for credit losses on loans of $0.8 million, compared to a provision of $11.1 million in the year-ago quarter and a provision of $4.9 million in the previous quarter. The credit to the provision for credit losses in the first quarter of 2021 included a credit to the provision for credit losses on loans of $1.0 million, offset by a provision for credit losses on off-balance sheet credit exposures of $0.2 million. The credit to the provision for credit losses on loans in the first quarter of 2021 was driven by an improved economic forecast as the State recovers from the COVID-19 pandemic. The allowance for credit losses, as a percentage of total loans at March 31, 2021 was 1.59%, compared to 1.32% at March 31, 2020 and 1.68% at December 31, 2020. Excluding the PPP loans, the allowance for credit losses, as a percentage of total loans at March 31, 2021 was 1.80%, compared to 1.83% at December 31, 2020. Additional information on the allowance for credit losses is presented in Table 9.

Capital
Total shareholders' equity was $542.9 million at March 31, 2021, compared to $533.8 million and $546.7 million at March 31, 2020 and December 31, 2020, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At March 31, 2021, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.9%, 13.1%, 15.4%, and 12.0%, respectively, compared to 8.8%, 12.9%, 15.2%, and 11.8%, respectively, at December 31, 2020.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items. These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Central Pacific Financial Corp. Reports $18.0 Million First Quarter Earnings and Increases Cash Dividend

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through May 28, 2021 by dialing 1-877-344-7529 (passcode: 10155139) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 31 branches and 69 ATMs in the state of Hawaii, as of March 31, 2021.  For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Corp. Reports $18.0 Million First Quarter Earnings and Increases Cash Dividend

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our RISE2020 initiative; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended
(Dollars in thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
except for per share amounts)	2021	2020	2020	2020	2020
CONDENSED INCOME STATEMENT
Net interest income	$49,804	$51,474	$49,120	$49,259	$47,830
(Credit) provision for credit losses [1]	(821)	4,898	14,873	11,213	11,127
Net interest income after (credit) provision for credit losses [1]	50,625	46,576	34,247	38,046	36,703
Total other operating income	10,711	14,057	11,563	10,692	8,886
Total other operating expense [1]	37,846	44,690	36,751	35,854	34,442
Income before taxes	23,490	15,943	9,059	12,884	11,147
Income tax expense	5,452	3,772	2,200	2,967	2,821
Net income	18,038	12,171	6,859	9,917	8,326
Basic earnings per common share	$0.64	$0.43	$0.24	$0.35	$0.30
Diluted earnings per common share	0.64	0.43	0.24	0.35	0.29
Dividends declared per common share	0.23	0.23	0.23	0.23	0.23

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	1.07%	0.74%	0.42%	0.61%	0.55%
Return on average shareholders’ equity (ROE) [2]	13.07	8.87	4.99	7.34	6.21
Average shareholders’ equity to average assets	8.19	8.29	8.36	8.36	8.93
Efficiency ratio [3]	62.54	68.20	60.56	59.81	60.73
Net interest margin (NIM) [2]	3.19	3.32	3.19	3.26	3.43
Dividend payout ratio [4]	35.94	53.49	95.83	65.71	79.31

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,079,874	$5,034,717	$5,016,955	$4,902,905	$4,462,347
Average interest-earning assets	6,305,786	6,202,228	6,160,381	6,073,361	5,621,043
Average assets	6,738,825	6,621,127	6,574,492	6,468,129	6,007,237
Average deposits	5,958,742	5,755,257	5,728,147	5,614,595	5,121,696
Average interest-bearing liabilities	4,161,452	4,163,396	4,118,726	4,082,699	3,917,332
Average shareholders’ equity	551,976	548,663	549,378	540,802	536,721

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands)	2021	2020	2020	2020	2020
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$594,655	$581,358	$573,636	$571,976	$567,947
Tier 1 risk-based capital	594,655	581,358	573,636	571,976	567,947
Total risk-based capital	699,899	686,130	623,157	622,393	618,504
Common equity tier 1 capital	544,655	531,358	523,636	521,976	517,947
Central Pacific Bank
Leverage capital	632,702	620,372	559,750	559,461	556,895
Tier 1 risk-based capital	632,702	620,372	559,750	559,461	556,895
Total risk-based capital	682,847	670,087	609,203	609,811	607,402
Common equity tier 1 capital	632,702	620,372	559,750	559,461	556,895

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.9%	8.8%	8.8%	8.9%	9.5%
Tier 1 risk-based capital ratio	13.1	12.9	12.8	12.5	12.3
Total risk-based capital ratio	15.4	15.2	13.9	13.6	13.4
Common equity tier 1 capital ratio	12.0	11.8	11.6	11.4	11.3
Central Pacific Bank
Leverage capital ratio	9.4	9.4	8.6	8.7	9.3
Tier 1 risk-based capital ratio	13.9	13.7	12.5	12.2	12.1
Total risk-based capital ratio	15.0	14.9	13.6	13.3	13.2
Common equity tier 1 capital ratio	13.9	13.7	12.5	12.2	12.1

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands, except for per share amounts)	2021	2020	2020	2020	2020
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,137,849	$4,964,113	$5,030,626	$5,003,438	$4,511,998
Total assets	6,979,265	6,594,583	6,648,142	6,632,972	6,108,548
Total deposits	6,208,950	5,796,118	5,678,929	5,794,685	5,136,069
Long-term debt	105,436	105,385	101,547	167,491	101,547
Total shareholders’ equity	542,865	546,685	543,903	544,271	533,781
Total shareholders’ equity to total assets	7.78%	8.29%	8.18%	8.21%	8.74%

ASSET QUALITY
Allowance for credit losses ("ACL") [1] [2]	$81,553	$83,269	$80,542	$67,339	$59,645
Non-performing assets ("NPA")	7,194	6,192	13,187	4,741	3,647
ACL to total loans [1]	1.59%	1.68%	1.60%	1.35%	1.32%
ACL to total loans, excluding PPP loans [1]	1.80%	1.83%	1.79%	1.50%	1.32%
ACL to non-performing assets [1]	1,133.63%	1,344.78%	610.77%	1,420.35%	1,635.45%
NPA to total assets	0.10%	0.09%	0.20%	0.07%	0.06%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$19.19	$19.40	$19.30	$19.33	$18.99
Closing market price per common share	26.68	19.01	13.57	16.03	15.90

[1] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation. The allowance for off-balance sheet credit exposures continues to be included in other liabilities.
[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except share data)	2021	2020	2020	2020	2020
ASSETS
Cash and due from financial institutions	$93,358	$97,546	$89,665	$102,132	$81,972
Interest-bearing deposits in other financial institutions	166,533	6,521	5,489	41,201	11,021
Investment securities:
Available-for-sale debt securities, at fair value	1,216,341	1,182,609	1,166,319	1,168,594	1,184,023
Equity securities, at fair value	1,435	1,351	1,204	1,209	1,002
Total investment securities	1,217,776	1,183,960	1,167,523	1,169,803	1,185,025
Loans held for sale	5,234	16,687	23,962	10,443	3,910
Loans, net of deferred fees and costs	5,137,849	4,964,113	5,030,626	5,003,438	4,511,998
Less allowance for credit losses	81,553	83,269	80,542	67,339	59,645
Loans, net of allowance for credit losses	5,056,296	4,880,844	4,950,084	4,936,099	4,452,353
Premises and equipment, net	72,599	65,278	61,095	55,032	50,447
Accrued interest receivable	19,440	20,224	21,478	19,590	16,851
Investment in unconsolidated subsidiaries	31,487	29,968	30,239	16,428	16,721
Other real estate owned	—	—	128	—	100
Mortgage servicing rights	11,094	11,865	12,429	12,771	13,345
Bank-owned life insurance	167,110	163,161	161,743	161,758	159,637
Federal Home Loan Bank ("FHLB") stock	8,155	8,237	17,468	9,229	18,109
Right of use lease asset	44,727	45,857	44,896	50,039	51,198
Other assets	85,456	64,435	61,943	48,447	47,859
Total assets	$6,979,265	$6,594,583	$6,648,142	$6,632,972	$6,108,548
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$2,070,428	$1,790,269	$1,762,476	$1,851,012	$1,430,540
Interest-bearing demand	1,237,574	1,174,888	1,114,123	1,067,483	1,018,508
Savings and money market	2,004,368	1,932,043	1,881,104	1,945,744	1,693,280
Time	896,580	898,918	921,226	930,446	993,741
Total deposits	6,208,950	5,796,118	5,678,929	5,794,685	5,136,069
FHLB advances and other short-term borrowings	—	22,000	206,000	—	222,000
Long-term debt	105,436	105,385	101,547	167,491	101,547
Lease liability	46,033	47,191	45,355	50,440	51,541
Other liabilities	75,933	77,156	72,369	76,050	63,561
Total liabilities	6,436,352	6,047,850	6,104,200	6,088,666	5,574,718
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,282,530 at March 31, 2021, 28,183,340 at December 31, 2020, 28,179,798 at September 30, 2020, 28,154,159 at June 30, 2020, and 28,115,353 at March 31, 2020	443,505	442,635	442,635	442,699	442,853
Additional paid-in capital	95,721	94,842	94,336	93,007	92,284
Retained earnings (accumulated deficit)	628	(10,920)	(16,609)	(16,986)	(20,428)
Accumulated other comprehensive income	3,011	20,128	23,541	25,551	19,072
Total shareholders' equity	542,865	546,685	543,903	544,271	533,781
Non-controlling interest	48	48	39	35	49
Total equity	542,913	546,733	543,942	544,306	533,830
Total liabilities and shareholders' equity	$6,979,265	$6,594,583	$6,648,142	$6,632,972	$6,108,548

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2021	2020	2020	2020	2020
Interest income:
Interest and fees on loans	$46,074	$48,259	$45,751	$45,915	$46,204
Interest and dividends on investment securities:
Taxable investment securities	5,106	5,002	5,233	6,310	6,757
Tax-exempt investment securities	514	504	621	599	668
Dividend income on investment securities	18	18	17	17	17
Interest on deposits in other financial institutions	10	4	3	3	36
Dividend income on FHLB stock	59	114	128	106	132
Total interest income	51,781	53,901	51,753	52,950	53,814
Interest expense:
Interest on deposits:
Demand	86	105	115	114	176
Savings and money market	274	314	417	567	1,118
Time	588	813	1,284	2,124	3,268
Interest on short-term borrowings	2	65	71	74	508
Interest on long-term debt	1,027	1,130	746	812	914
Total interest expense	1,977	2,427	2,633	3,691	5,984
Net interest income	49,804	51,474	49,120	49,259	47,830
(Credit) provision for credit losses	(821)	4,898	14,873	11,213	11,127
Net interest income after (credit) provision for credit losses	50,625	46,576	34,247	38,046	36,703
Other operating income:
Mortgage banking income	2,970	5,434	4,345	3,566	337
Service charges on deposit accounts	1,478	1,560	1,475	1,149	2,050
Other service charges and fees	3,790	3,709	3,345	2,916	4,897
Income from fiduciary activities	1,231	1,113	1,149	1,270	1,297
Net gain (loss) on sales of investment securities	—	151	(352)	—	—
Income from bank-owned life insurance	797	1,219	1,179	1,424	(19)
Other (refer to Table 4)	445	871	422	367	324
Total other operating income	10,711	14,057	11,563	10,692	8,886
Other operating expense:
Salaries and employee benefits	19,827	23,090	20,375	20,329	20,054
Net occupancy	3,764	4,011	3,834	3,645	3,672
Equipment	1,000	1,157	1,234	1,043	1,097
Communication expense	769	758	856	774	837
Legal and professional services	2,377	2,507	2,262	2,238	2,028
Computer software expense	3,783	3,625	3,114	3,035	2,943
Advertising expense	1,658	756	1,020	923	1,092
Other (refer to Table 4)	4,668	8,786	4,056	3,867	2,719
Total other operating expense	37,846	44,690	36,751	35,854	34,442
Income before income taxes	23,490	15,943	9,059	12,884	11,147
Income tax expense	5,452	3,772	2,200	2,967	2,821
Net income	$18,038	$12,171	$6,859	$9,917	$8,326
Per common share data:
Basic earnings per share	$0.64	$0.43	$0.24	$0.35	$0.30
Diluted earnings per share	0.64	0.43	0.24	0.35	0.29
Cash dividends declared	0.23	0.23	0.23	0.23	0.23
Basic weighted average shares outstanding	28,108,648	28,071,151	28,060,020	28,040,802	28,126,400
Diluted weighted average shares outstanding	28,313,014	28,177,366	28,111,664	28,095,230	28,277,753

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 4

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Other operating income - other:
Equity in earnings of unconsolidated subsidiaries	$107	$181	$104	$104	$26
Net loss on sales of foreclosed assets	—	(9)	—	(6)	—
Income recovered on nonaccrual loans previously charged-off	35	73	47	37	23
Other recoveries	28	38	22	26	40
Commissions on sale of checks	77	69	73	56	81
Other	198	519	176	150	154
Total other operating income - other	$445	$871	$422	$367	$324

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Other operating expense - other:
Pension plan and SERP expense	$247	$313	$354	$293	$293
Foreclosed asset expense	3	(2)	6	—	67
Charitable contributions	21	63	12	10	187
FDIC insurance assessment	440	733	649	475	—
Miscellaneous loan expenses	370	512	497	399	300
ATM and debit card expenses	665	498	573	584	634
Armored car expenses	192	251	192	229	294
Entertainment and promotions	199	220	132	165	280
Stationery and supplies	213	196	226	220	248
Directors’ fees and expenses	217	213	213	196	241
Directors' deferred compensation plan expense	902	706	(237)	103	(1,483)
Branch consolidation costs	—	1,310	321	—	—
Litigation settlement	—	750	—	—	—
FHLB advance prepayment fee	—	747	—	—	—
Loss on disposal of fixed assets	32	552	—	—	—
Other	1,167	1,724	1,118	1,193	1,658
Total other operating expense - other	$4,668	$8,786	$4,056	$3,867	$2,719

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$43,442	0.10%	$10	$16,786	0.10%	$4	$11,082	1.29%	$36
Investment securities, excluding valuation allowance:
Taxable	1,081,271	1.90	5,124	1,048,665	1.91	5,020	1,027,695	2.64	6,774
Tax-exempt	93,665	2.78	651	90,452	2.83	638	105,330	3.21	845
Total investment securities	1,174,936	1.97	5,775	1,139,117	1.99	5,658	1,133,025	2.69	7,619
Loans, including loans held for sale	5,079,874	3.66	46,074	5,034,717	3.82	48,259	4,462,347	4.16	46,204
Federal Home Loan Bank stock	7,534	3.13	59	11,608	3.91	114	14,589	3.61	132
Total interest-earning assets	6,305,786	3.32	51,918	6,202,228	3.48	54,035	5,621,043	3.85	53,991
Noninterest-earning assets	433,039			418,899			386,194
Total assets	$6,738,825			$6,621,127			$6,007,237

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,186,963	0.03%	$86	$1,149,759	0.04%	$105	$1,013,795	0.07%	$176
Savings and money market deposits	1,972,800	0.06	274	1,902,876	0.07	314	1,651,751	0.27	1,118
Time deposits up to $250,000	236,828	0.41	241	246,573	0.57	351	266,549	0.89	591
Time deposits over $250,000	657,004	0.21	347	662,389	0.28	462	743,877	1.45	2,677
Total interest-bearing deposits	4,053,595	0.09	948	3,961,597	0.12	1,232	3,675,972	0.50	4,562
Federal Home Loan Bank advances and other short-term borrowings	2,456	0.30	2	76,968	0.33	65	139,813	1.46	508
Long-term debt	105,402	3.95	1,027	124,830	3.60	1,130	101,547	3.62	914
Total interest-bearing liabilities	4,161,453	0.19	1,977	4,163,395	0.23	2,427	3,917,332	0.61	5,984
Noninterest-bearing deposits	1,905,147			1,793,660			1,445,724
Other liabilities	120,247			115,407			107,458
Total liabilities	6,186,847			6,072,462			5,470,514
Shareholders’ equity	551,976			548,663			536,721
Non-controlling interest	2			2			2
Total equity	551,978			548,665			536,723
Total liabilities and equity	$6,738,825			$6,621,127			$6,007,237

Net interest income			$49,941			$51,608			$48,007

Interest rate spread		3.13%			3.25%			3.24%

Net interest margin		3.19%			3.32%			3.43%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$548,880	$375,879	$485,286	$483,827	$—
Other	399,154	426,670	414,754	431,887	454,817
Real estate:
Construction	137,976	125,407	118,247	103,518	100,617
Residential mortgage	1,687,513	1,690,212	1,680,060	1,657,558	1,632,536
Home equity	559,514	551,266	534,056	510,962	504,686
Commercial mortgage	911,216	898,055	914,144	912,422	917,886
Consumer	319,032	332,430	342,203	350,414	367,960
Total loans, net of deferred fees and costs	4,563,285	4,399,919	4,488,750	4,450,588	3,978,502
Allowance for credit losses	(70,961)	(73,152)	(71,575)	(59,765)	(51,646)
Loans, net of allowance for credit losses	$4,492,324	$4,326,767	$4,417,175	$4,390,823	$3,926,856

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$48,939	$40,496	$43,295	$42,581	$—
Other	115,035	118,421	113,316	115,971	120,507
Real estate:
Commercial mortgage	253,122	258,273	227,121	217,747	221,251
Consumer	157,468	147,004	158,144	176,551	191,738
Total loans, net of deferred fees and costs	574,564	564,194	541,876	552,850	533,496
Allowance for credit losses	(10,592)	(10,117)	(8,967)	(7,574)	(7,999)
Loans, net of allowance for credit losses	$563,972	$554,077	$532,909	$545,276	$525,497

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$597,819	$416,375	$528,581	$526,408	$—
Other	514,189	545,091	528,070	547,858	575,324
Real estate:
Construction	137,976	125,407	118,247	103,518	100,617
Residential mortgage	1,687,513	1,690,212	1,680,060	1,657,558	1,632,536
Home equity	559,514	551,266	534,056	510,962	504,686
Commercial mortgage	1,164,338	1,156,328	1,141,265	1,130,169	1,139,137
Consumer	476,500	479,434	500,347	526,965	559,698
Total loans, net of deferred fees and costs	5,137,849	4,964,113	5,030,626	5,003,438	4,511,998
Allowance for credit losses	(81,553)	(83,269)	(80,542)	(67,339)	(59,645)
Loans, net of allowance for credit losses	$5,056,296	$4,880,844	$4,950,084	$4,936,099	$4,452,353

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Noninterest-bearing demand	$2,070,428	$1,790,269	$1,762,476	$1,851,012	$1,430,540
Interest-bearing demand	1,237,574	1,174,888	1,114,123	1,067,483	1,018,508
Savings and money market	2,004,368	1,932,043	1,881,104	1,945,744	1,693,280
Time deposits less than $100,000	145,497	149,063	157,051	159,739	162,399
Other time deposits $100,000 to $250,000 [1]	88,814	90,149	95,918	96,633	100,047
Core deposits	5,546,681	5,136,412	5,010,672	5,120,611	4,404,774

Government time deposits	500,194	500,344	500,762	509,927	523,343
Other time deposits greater than $250,000	162,075	159,362	167,495	164,147	207,952
Total time deposits greater than $250,000	662,269	659,706	668,257	674,074	731,295
Total deposits	$6,208,950	$5,796,118	$5,678,929	$5,794,685	$5,136,069

[1] As of January 1, 2021, other time deposits $100,000 to $250,000 have been included in core deposits. Prior period amounts have been reclassified to conform to current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Nonaccrual loans: [1]
Commercial, financial and agricultural - Other	$1,412	$1,461	$1,536	$934	$667
Real estate:
Residential mortgage	4,553	4,115	4,032	3,215	2,287
Home equity	439	524	533	538	545
Commercial mortgage	—	—	6,889	—	—
Consumer	790	92	69	54	48
Total nonaccrual loans	7,194	6,192	13,059	4,741	3,547
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	128	—	—
Home equity	—	—	—	—	100
Total OREO	—	—	128	—	100
Total nonperforming assets ("NPAs")	7,194	6,192	13,187	4,741	3,647
Loans delinquent for 90 days or more still accruing interest: [1]
Real estate:
Residential mortgage	4,522	567	588	726	1,221
Consumer	262	240	321	444	352
Total loans delinquent for 90 days or more still accruing interest	4,784	807	909	1,170	1,573
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural - Other	63	100	137	172	113
Real estate:
Residential mortgage	5,473	5,718	5,178	5,290	5,431
Commercial mortgage	1,698	1,761	1,825	1,888	1,709
Consumer	198	207	214	145	—
Total restructured loans still accruing interest	7,432	7,786	7,354	7,495	7,253
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$19,410	$14,785	$21,450	$13,406	$12,473

Total nonaccrual loans as a percentage of total loans	0.14%	0.12%	0.26%	0.09%	0.08%
Total NPAs as a percentage of total loans and OREO	0.14%	0.12%	0.26%	0.09%	0.08%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.23%	0.14%	0.28%	0.12%	0.12%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.38%	0.30%	0.43%	0.27%	0.28%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$6,192	$13,187	$4,741	$3,647	$1,719
Additions	2,257	1,370	9,060	1,771	2,056
Reductions:
Payments	(292)	(3,186)	(393)	(367)	(60)
Return to accrual status	(99)	(548)	—	(123)	—
Sales of NPAs	—	(4,353)	—	(94)	—
Charge-offs, valuation and other adjustments	(864)	(278)	(221)	(93)	(68)
Total reductions	(1,255)	(8,365)	(614)	(677)	(128)
Balance at end of quarter	$7,194	$6,192	$13,187	$4,741	$3,647

[1] Section 4013 of the CARES Act and the revised Interagency Statement are being applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. These loan modifications are not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Allowance for credit losses ("ACL"):
ACL at beginning of period	$83,269	$80,542	$67,339	$59,645	$47,971
Adoption of ASU 2016-13	—	—	—	—	3,566
Adjusted ACL at beginning of period	83,269	80,542	67,339	59,645	51,537

(Credit) provision for credit losses on loans [1] [2]	(974)	4,496	14,465	10,640	9,329

Charge-offs:
Commercial, financial and agricultural - Other	609	676	810	1,103	437
Real estate:
Residential mortgage	—	—	11	52	—
Commercial mortgage	—	—	75	—	—
Consumer	1,098	1,856	1,492	2,626	2,217
Leases	—	—	—	—	—
Total charge-offs	1,707	2,532	2,388	3,781	2,654

Recoveries:
Commercial, financial and agricultural - Other	89	189	321	305	342
Real estate:
Construction	—	—	—	—	131
Residential mortgage	106	15	13	20	181
Home equity	9	2	—	—	31
Commercial mortgage	8	1	12	1	2
Consumer	753	556	780	509	746
Total recoveries	965	763	1,126	835	1,433
Net charge-offs	742	1,769	1,262	2,946	1,221
ACL at end of period	$81,553	$83,269	$80,542	$67,339	$59,645

Average loans, net of deferred fees and costs	$5,079,874	$5,034,717	$5,016,955	$4,902,905	$4,462,347
Annualized ratio of net charge-offs to average loans	0.06%	0.14%	0.10%	0.24%	0.11%

[1] The Company recorded a reserve on accrued interest receivable for loans on payment forbearance or deferral, which were granted to borrowers impacted by the COVID-19 pandemic. This reserve was recorded as a contra-asset against accrued interest receivable with the offset to provision for credit losses. The provision for credit losses presented in this table excludes the provision for credit losses on accrued interest receivable of $0.187 million.
[2] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. The allowance for off-balance sheet credit exposures continues to be included in other liabilities. For roll-forward purposes, in this table we exclude the provision for credit losses on off-balance sheet credit exposures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The Company believes that pre-tax, pre-provision ("PTPP") earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. The following tables set forth a reconciliation of our PTPP earnings and our PTPP earnings to average assets for each of the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Net income	$18,038	$12,171	$6,859	$9,917	$8,326
Add: Income tax expense	5,452	3,772	2,200	2,967	2,821
Income before taxes	23,490	15,943	9,059	12,884	11,147
Add: (Credit) provision for credit losses	(821)	4,898	14,873	11,213	11,127
PTPP earnings	$22,669	$20,841	$23,932	$24,097	$22,274

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Net income	$18,038	$12,171	$6,859	$9,917	$8,326
Net income (annualized)	72,152	48,684	27,436	39,668	33,304
PTPP earnings	22,669	20,841	23,932	24,097	22,274
PTPP earnings (annualized)	90,676	83,364	95,728	96,388	89,096
Average assets	6,738,825	6,621,127	6,574,492	6,468,129	6,007,237
Return on average assets	1.07%	0.74%	0.42%	0.61%	0.55%
PTPP earnings to average assets	1.35%	1.26%	1.46%	1.49%	1.48%

The following table sets forth a reconciliation of the ratios of our allowance for credit losses ("ACL") to total loans and ACL to total loans, excluding SBA Paycheck Protection Program ("PPP") loans, for each of the periods indicated:

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
ACL	$81,553	$83,269	$80,542	$67,339	$59,645

Total loans	$5,137,849	$4,964,113	$5,030,626	$5,003,438	$4,511,998
PPP loans	597,819	416,375	528,581	526,408	—
Total loans, excluding PPP loans	$4,540,030	$4,547,738	4,502,045	4,477,030	$4,511,998

Ratio of ACL to total loans	1.59%	1.68%	1.60%	1.35%	1.32%
Ratio of ACL to total loans, excluding PPP loans	1.80%	1.83%	1.79%	1.50%	1.32%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

The following table sets forth a reconciliation of the ratios of our loans on payment forbearance or deferrals to total loans and loans on payment forbearance or deferrals to total loans, excluding PPP loans, for each of the periods indicated:

	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2021	2020	2020	2020
Loans on payment forbearance or deferrals	$39,499	$120,206	$290,841	$567,860
Total loans	5,137,849	4,964,113	5,030,626	5,003,438
Total loans, excluding PPP loans	4,540,030	4,547,738	4,502,045	4,477,030
Ratio of loans on payment forbearance or deferrals to total loans	0.77%	2.42%	5.78%	11.35%
Ratio of loans on payment forbearance or deferrals to total loans, excluding PPP loans	0.87%	2.64%	6.46%	12.68%